Exhibit 10.36

Director Stock Option Agreement

This Director Stock Option Agreement, dated as of                              ,           , between Hertz Global Holdings, Inc., a Delaware corporation, and the Director whose name appears on the signature page hereof, is being entered into pursuant to the Hertz Global Holdings, Inc. Director Stock Incentive Plan.  The meaning of capitalized terms may be found in Section 6.

The Company and the Director hereby agree as follows:

Section 1.                                           Grant of Options

(a)                                                Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Director of Options to purchase the number of Common Shares specified on the signature page hereof.  The Options are not intended to be incentive stock options under the Code.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)                      Option Price.  Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2.                                           Vesting and Exercisability

(a)                                                Options shall be fully vested as of the Grant Date.

(b)                                               Exercise.  Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  Options may only be exercised with respect to whole Common Shares and must be exercised in accordance with Section 4.

Section 3.                                           Termination of Options.  Unless earlier terminated pursuant to Section 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

Section 4.                                           Manner of Exercise

(a)                                                General.  Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Director may exercise vested Options by giving at least 10 business days prior written notice to the Secretary of the Company specifying the proposed date on which the Director desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”).  Unless otherwise determined by the Board, (i) on or before the Exercise Date the Director shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  In lieu of tendering cash, the Grantee may tender shares of Common Stock that have been owned by the Grantee for at least six months and one day, having an aggregate Fair Market Value on the Exercise Date equal to the Exercise Price or may deliver a combination of cash and such shares of Common Stock having an aggregate Fair Market Value equal to the difference between the Exercise Price and the amount of such cash as payment of the Exercise Price, subject to such rules and regulations as may be adopted by the Compensation Committee to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. The Company may require the Director to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

Section 5.                                           Change in Control

(a)                                                Vesting and Cancellation.  Except as otherwise provided in this Section 5(a), in the event of a Change in Control, all then-outstanding Options shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)                                               Alternative Award.  Notwithstanding Section 5(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Board reasonably determines prior to the Change in Control that the Director shall receive an Alternative Award meeting the requirements of the Plan.

Section 6.                                           Certain Definitions.  As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Director Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means Hertz Global Holdings, Inc., provided that for purposes of determining the status of Director’s position on the Board of the “Company,” such term shall include the Company and its Subsidiaries.

“Director” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 7, following such person’s death “Director” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Director” shall be deemed to include such person’s legal representative.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations..

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Director.

“Normal Termination Date” has the meaning given in Section 3.

“Option” means the right granted to the Director hereunder to purchase one Common Share for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each Common Share covered by an Option, the purchase price specified in Section 1(b) for which the Director may purchase such Common Share upon exercise of an Option.

“Plan” means the Hertz Global Holdings, Inc. Director Stock Incentive Plan.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations thereunder.

Section 7.                                           Capital Adjustments.  Subject to the terms of the Plan, in the event of any Adjustment Event affecting the Common Stock, the number of shares of Common Stock available for issuance under the Plan and the number, class, exercise price or other terms of any outstanding Award shall be adjusted by the Board if and to the extent necessary or appropriate to reflect any Adjustment Event or other similar transaction affecting the Common Stock.

Section 8.                                           Miscellaneous.

(a)                                                Withholding.  The Company or one of its Subsidiaries may require the Director to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b)                                               Authorization to Share Personal Data.  The Director authorizes any Affiliate of the Company to which the Director serves on the Board or that otherwise has or lawfully obtains personal data relating to the Director to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(c)                                                No Rights as Stockholder; No Voting Rights.  The Director shall have no rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the

Options and delivery of the Shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Shares.

(d)                                               No Right to Continued Services on the Board. Nothing in this Agreement shall be deemed to confer on the Director any right to continue providing services as a Director of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Director’s services on the Board of the Company at any time.

(e)                                                Non-Transferability of Options.  The Options may be exercised only by the Director.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Director upon the Director’s death or with the Company’s consent.

(f)                                                 Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Director, as the case may be, at the following addresses or to such other address as the Company or the Director, as the case may be, shall specify by notice to the other:

(i)                        if to the Company, to it at:

Hertz Global Holdings, Inc.
c/o The Hertz Corporation

225 Brae Boulevard

Park Ridge, New Jersey  07656

Attention: General Counsel

Fax: (201) 594-3122

(ii)                     if to the Director, to the Director at his or her most recent address as shown on the books and records of the Company; and

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g)                                               Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)                                               Waiver; Amendment.

(i)                        Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)                     Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Director and the Company.

(i)                                                             Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Director without the prior written consent of the other party.

(j)                                     Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(k)                                  Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l)                                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the date first above written.

HERTZ GLOBAL HOLDINGS, INC.

	By:	/s/ Irwin M. Pollack
	Name:	Irwin M. Pollack
	Title:	Senior Vice President,
Director Relations,
The Hertz Corporation

THE DIRECTOR:

«Name»

By:

Address of the Director:

«Address»

Total Number of Shares for the Purchase of Which Options have been Granted	Option Price

Shares